Investor Presentation May 2020

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this Presentation concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 outbreak and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this Presentation are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward- looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year and Form 10-Q for the quarter ended March 31, 2020, and in other periodic filings it makes with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated April 30, 2020 along with an explanation of why management believes these measures provide useful information to investors and in the Appendix to this presentation. Our earnings release is available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release is also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2020. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. 2

About Great Western Bancorp, Inc.

Company Snapshot

Great Western Bancorp, Inc.

Company Overview – NYSE: GWB

- Full-service regional commercial bank focused on relationship-based business and agribusiness banking
- Headquartered in Sioux Falls, SD with 175 banking branches across nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota
- Bank charter originated in 1935; purchased by National Australia Bank ("NAB") in 2008; NAB sold 100% of its stake in GWB to public investors in a series of three equity offerings, completed in 2015
- 5th largest depository ag lender in the U.S. as of 12/31/19 [1]



North Dakota
South Dakota
Minnesota
Iowa
Nebraska
Wisconsin
Illinois
Wyoming
Idaho
Colorado
Utah
Arizona
New Mexico
Kansas
Missouri
Oklahoma
Texas
Arkansas
Tennessee
Louisiana
Mississippi

Fiscal Q2 2020 Financial Highlights

Dollars in millions

Balance Sheet	Total Assets	$12,388
	Gross Loans	$9,693
	Total Deposits	$10,179
	Loan / Deposit Ratio	95.2%
	Tangible Common Equity [2]	$1,147
	Total Equity	$1,153
Capital	Tang. Common Equity / Tang. Assets [2]	9.3%
	Tier 1 Leverage Ratio	9.2%
	CET1 Ratio	10.6%
	Tier 1 Capital Ratio	11.3%
	Total RBC Ratio	12.9%
Core Profitability	Adjusted Net Interest Margin [2]	3.55%
	Cost of Deposits	0.75%
	Core Return on Avg. Assets [3]	0.90%
	Core Return on Avg. Equity [3]	6.06%
	Core Return on Avg. Tangible Common Equity [3]	9.88%
	Core Efficiency Ratio [3]	63.5%
Asset Quality	NPAs / Assets	1.94%
	NCOs / Avg. Loans	0.31%
	Non-accrual Loans / Loans	2.20%
	LLR / Loans	1.40%

[1] Source: American Banker's Association
[2] Non-GAAP measures; see appendix for reconciliation
[3] Core metrics are non-GAAP measures; see appendix for reconciliations

4
NYSE: GWB
GreatWesternBank.com

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers

	Name / Title	Description	Industry experience (yrs)	Great Western Bank experience (yrs) [1]
	Mark Borrecco President & CEO	Responsible for overall leadership and executive oversight of GWB and serves on the Board of Directors Former President & CEO and Board Director of Rabobank preceded by the role as EVP and Chief Retail Banking Officer Prior senior management roles at Bank of the West and World Savings Bank/Wachovia	20	<1
	Doug Bass Executive VP & COO	Former Regional President for Nebraska, Iowa, Kansas, Missouri, Arizona, Colorado, L&D, Marketing, Operations and People & Culture Prior positions with U.S. Bank and First American Bank Group	37	11
	Peter Chapman Executive VP & CFO	Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, loan and deposit operations and information technology Prior U.S. experience with E&Y	26	16
	Karlyn Knieriem Executive VP & CRO	Responsible for risk framework across GWB including Enterprise Risk, Compliance, BSA and Risk Asset Review Prior experience includes senior management roles with First National Bank of Omaha	22	3
	Steve Yose Executive VP & CCO	Responsible for leading the overall credit strategy, management, and portfolio administration for the bank Former Executive Vice President and Chief Credit Officer for First Interstate Bank Prior Executive Vice President and Senior credit roles at KeyBank	34	<1

Non-Executive Officers

Name / Title	Description	Industry experience (yrs)	Great Western Bank experience (yrs) [1]
Tim Kintner Regional President SD	Regional President for South Dakota and responsible for the retail business across the footprint Prior leadership positions with Bankers Trust Company, Bankers Trust, Marquette Bank, and Wells Fargo	37	2
Scott Erkonen Chief Information Officer	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security — ISO (International Organization for Standardization)	24	13
Bart Floyd Regional President IA, KS & MO	Prior experience with US Bank, Wells Fargo/South Trust Bank, and commercial banking and private financing for organizations in Iowa, Colorado, and Texas	24	8
Gail Grant Regional President CO & AZ	Former Group President for Northern Colorado and Arizona Prior experience with Wells Fargo/Norwest	31	11
Andy Pederson Head of P&C and L&D	Prior experience - Senior Human Resource Generalist for Citibank and Wells Fargo	20	11
Donald Straka General Counsel and Corporate Secretary	Prior experience - attorney and executive in banking, securities and M&A	32	6
Chris Wiedenfeld Regional President NE	Prior experience with American National Bank, US Bank, and Lauritzen Corporation	24	6

NOTE: For Mr. Chapman, includes experience at National Australia Bank, Ltd. and subsidiaries; for Mr. Erkonen, includes experience at HF Financial Corp.

5

NYSE: GWB

GreatWesternBank.com

Operating Markets Mix of Metropolitan and Rural Markets • Historically, our core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded our footprint to include more metro 1 markets including metro markets in Colorado and Arizona • While loan and deposit balances in the core rural markets remain important, growth prospects are much more robust in Metro markets • Compound average growth over the last five years in metro markets has been 10% for loans and 8% for deposits, compared to (2)% and 5%, respectively, in rural markets Loans ($MM) Deposits ($MM) 6 1 Metro markets generally include MSAs with >100K populations

COVID-19 Response Customers & Community Employees & Operations • Proactively reaching out to loan and deposit customers • Mobilized remote access to approximately 850 team through segment reviews; efforts to continuously develop members in multiple phases additional customer support options ongoing ◦ Operating with over 750 employees working remotely • Participating lender in Paycheck Protection Program process to support small businesses • Restrictions placed on business travel ◦ Nearly 4,330 applications approved for just over • Key management separated $743M in lending volume • Transferred 100 team members to various departments like • Loan Modification Relief call center and loan processing to support shifts in customer transactions and activities ◦ Provided interest-only payments and 90-day deferrals for 963 loan customers • Activated increased funding monitoring and planning • Modified channels to support additional remote volumes such • Bonus paid to retail and support staff for their hard work and as mobile deposit limits and ATM cash availability flexibility along with option to all staff for PTO Cash Out • Closed branch lobbies and maintained drive thru and • Implemented executive-led segment reviews on more than meetings by appointment 400 relationships spanning 40% of the portfolio to proactively monitor and identify early indicators • Supporting local business customers 4 5 7 NOTE: All data as of May 8, 2020 unless otherwise noted

Financial Summary

Selected GAAP & Non-GAAP Results: March 31, 2020

Great Western Bancorp, Inc.

At and for the three months ended:	GAAP	Goodwill & Intangible	excl Goodwill	Credit Related	Non-GAAP Adjusted
Net interest income	$ 101,983	$ —	$ 101,983	$ —	$ 101,983
Provision for loan and lease losses	71,795	—	71,795	59,712	12,083
Total noninterest income	(83)	—	(83)	(10,434)	10,351
Total noninterest expense	808,453	742,352	66,101	3,758	62,343
(Benefit from) provision for income taxes	(37,730)	(29,339)	(8,391)	(17,220)	8,829
Adjustments to Net Income	$ (740,618)	$ 713,013	$ (27,605)	$ 56,685	$ 29,080

At and for the six months ended:	GAAP	Goodwill & Intangible	excl Goodwill	Credit Related	Non-GAAP Adjusted
Net interest income	$ 207,156	$ —	$ 207,156	$ —	$ 207,156
Provision for loan and lease losses	79,898	—	79,898	59,712	20,186
Total noninterest income	15,650	—	15,650	(10,434)	26,084
Total noninterest expense	865,383	742,352	123,031	3,758	119,273
(Benefit from) provision for income taxes	(25,131)	(29,339)	4,208	(17,220)	21,428
Adjustments to Net Income	$ (697,344)	$ 713,013	$ 15,669	$ 56,685	$ 72,354

- Financial results this quarter included several items linked to the impact of the COVID-19 pandemic. We recognized an impairment included in noninterest expense of $742.4M, of which $622.4M stemmed from goodwill related to the acquisition of Great Western Bank in 2008 by National Australia Bank, $118.2M from goodwill related to subsequent acquisitions and $1.8M from certain intangible assets. The expense was offset in part by a related benefit from income taxes of $29.3M.
- In addition, COVID-19 impacts included $73.8M in several credit and other related charges for loan and other real estate reserves, including a $59.7M charge for general allowance increases in provision expense, $7.1M and $3.3M of charges for fair value credit risk and derivative reserves in noninterest income, respectively, a $3.3M write down on an OREO hotel property negatively impacted by COVID-19 pandemic travel restrictions, and $0.4M of charges for the reserve on unfunded commitments in noninterest expenses. All of these pretax expenses are offset in part by a related benefit from income taxes of $17.2M.
- See also the "Non-GAAP Financial Measures and Reconciliation" section in this document for further discussion of the above items.

9

NYSE: GWB

GreatWesternBank.com

Summary Balance Sheet Items

Great Western Bancorp, Inc.

Total Assets ($B)


13.0
12.5
12.0
11.5
11.0
10.5
11.5
11.7
12.1
12.8
12.9
12.4
FY16
FY17
FY18
FY19
1QFY20
2QFY20

Total Deposits ($B)


10.5
10.0
9.5
9.0
8.5
8.0
7.5
8.6
9.0
9.7
10.3
10.1
10.2
FY16
FY17
FY18
FY19
1QFY20
2QFY20

Gross Loans ($B)


12.0
10.0
8.0
6.0
4.0
2.0
0.0
8.7
9.0
9.4
9.7
9.6
9.7
FY16
FY17
FY18
FY19
1QFY20
2QFY20

Loans / Deposits (%)


102.0
100.0
98.0
96.0
94.0
92.0
90.0
100.9
99.9
96.7
94.2
95.4
95.2
FY16
FY17
FY18
FY19
1QFY20
2QFY20

10

NYSE: GWB

GreatWesternBank.com

Summary Profitability Metrics Return on Average Assets (%) 1 Return on Average Tangible Common Equity (%) 1 1.6 18.0 1.3 1.3 1.3 15.1 15.4 15.3 15.3 1.4 1.3 16.0 15.0 1.2 1.2 14.0 12.0 1.0 0.9 9.9 10.0 0.8 8.0 0.6 6.0 0.4 4.0 0.2 2.0 (23.2) (9.3) 0.0 0.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 Adj. FY16 FY17 FY18 FY19 1QFY20 2QFY20 Adj. 2QFY20 2QFY20 Adjusted Net Interest Margin (%) 2 Efficiency Ratio (%) 2 4.50 80.0 4.00 3.76 3.84 3.74 70.0 3.66 3.65 3.55 63.5 3.50 60.0 49.6 3.00 50.0 46.5 47.1 45.8 46.2 2.50 40.0 2.00 30.0 1.50 20.0 1.00 10.0 0.50 0.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 1 Adjusted ROAA and ROATCE are non-GAAP measures; see appendix for reconciliations 11 2 Adjusted NIM (FTE) and Efficiency Ratio are non-GAAP measures; see appendix for reconciliations

Non-interest Income and Expense

Great Western Bancorp, Inc.

Noninterest Income ($000)



90,000
70,000
50,000
30,000
10,000
(10,000)
(30,000)
49,253
4,128
7,261
7,283
52,925
(22,344)
63,214
5,774
7,928
9,118
55,725
(15,331)
73,609
8,282
5,842
9,219
51,077
(811)
60,732
5,109
4,848
8,914
43,893
(2,032)
15,733
1,165
1,612
2,964
11,409
(1,417)
1,135
1,145
3,122
9,188
(14,673)
(83)
FY16
FY17
FY18
FY19
1QFY20
2QFY20
Service Charges
Wealth Management
Mortg. Banking Inc.
Fair Value Adjustments[1]
Other[1]

Noninterest Expense ($000)



250,000
200,000
150,000
100,000
50,000
0
207,640
53,591
19,554
25,440
109,055
216,643
40,403
19,817
28,288
128,135
231,425
45,938
20,330
29,805
135,352
224,898
43,732
20,784
24,077
136,305
56,930
10,159
5,093
5,773
35,905
66,101
17,069
5,597
6,123
37,312
FY16
FY17
FY18
FY19
1QFY20
Adj. 2QFY20[2]
Salaries & Benefits
Data Proc. And Comm.
Occupancy and Equip.
Other[2]

[1] Fair value adjustments include change in fair value of loans at fair value and loss on derivatives; other noninterest income includes net loss on sale of securities and other noninterest income

[2] Other noninterest expense includes professional fees, advertising, loss on repossessed property, acquisition expenses and other noninterest expenses; adjusted noninterest expense is a non-GAAP measure and adjusted for COVID-19 related goodwill impairment charge in the quarter ending March 31, 2020; see Appendix for reconciliation

12

NYSE: GWB

GreatWesternBank.com

Historical Capital Ratios TCE / TA ¹ (%) Tier 1 Leverage Ratio (%) 9.8 9.7 11.0 9.6 9.6 10.7 9.6 10.4 9.4 9.3 10.5 10.3 9.2 10.1 9.2 10.0 9.0 9.5 8.8 9.5 9.2 8.6 8.5 8.4 9.0 8.2 8.5 8.0 7.8 8.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 CET1 and Tier 1 Capital Ratio (%) Total Risk Based Capital Ratio (%) 13.2 14.0 13.0 13.0 12.0 11.7 12.0 12.0 11.1 11.4 11.3 13.0 12.9 10.0 12.8 12.7 8.0 12.6 12.5 6.0 11.3 11.3 10.2 10.7 11.0 10.6 12.4 4.0 12.2 2.0 12.2 0.0 12.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 11.8 Common Equity Tier 1 Ratio Tier 1 Capital Ratio FY16 FY17 FY18 FY19 1QFY20 2QFY20 13 1 TCE/TA is a non-GAAP measure; see Appendix for reconciliation

Loan Portfolio and Asset Quality

Loan Portfolio Composition Loan Portfolio ($MM) Portfolio Segmentation by Type At September 30 of each fiscal year unless otherwise noted (UPB). Geographic Diversification 15 NOTE: Other loans represent certain ASC 310-30 loans and certain other loans managed by our staff

Commercial Loans Highlights • CRE loans grew by $138.1 million, or 2.7%, during the quarter due to construction draw downs, new relationships across the footprint and adjustments to FV loans • C&I loans grew by $22.8 million, or 1.4%, during the quarter due to increased activity in warehouse mortgage lending to independent mortgage originators CRE Portfolio Composition by Industry (UPB): $5.2B C&I Portfolio Composition by Industry (UPB): $1.7B CRE Portfolio Exposure Sizes (UPB) C&I Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership group; industry disclosures based on NAICS codes 16 NOTE: As of March 31, 2020 .

Accommodation / Food Services Highlights Hotel Balances vs Commitments ($MM) • Hotels, restaurants, drinking places, and entertainment segments make up $1.38B of the loan portfolio, as follows... ◦ Hotels & motels $1.14B ◦ Restaurants and drinking places $0.12B ◦ Entertainment $0.12B • 89% is secured by real estate and classified as CRE while 11% is classified as C&I More on Hotels • Mature portfolio with 95.7% of commitments operational, 3.7% under construction, and 0.6% committed and not started Hotel Loan Balance Geography ◦ Only $14M of commitments not drawn on operating and $71M not drawn on 10 construction projects • 90% of the balance concentrated within the bank's footprint ◦ 59% in the 7 Midwestern states ◦ 31% in the western states of Colorado and Arizona • Overall loan to value is approximately 62% on outstanding balances for loans over $5M, which makes up more than 80% of the hotel portfolio • 87.5% of the balance is term debt and 12.5% is lines of credit • As of 3/31/2020, 95.2% of loans rated pass, 2.7% rated watch, and 2.1% rated substandard; increased monitoring is in place *Non-Footprint includes AK $22, CA $20, FL $19, among others. 17 NOTE: As of March 31, 2020 unless otherwise noted

Hotel Portfolio Highlights Relationship Sizes ($MM) • The portfolio is comprised of approximately 200 relationships, with loan amounts well diversified by size • Relationships and credits that have medium to long tenure and minimal line commitment exposure outside of construction • Flagged hotel relationships make up more than 84% of the portfolio (with the rest as boutiques, casinos, or resorts) • Net loan charge-offs from 2013-present were $3.4M related to 5 relationships 116 44 23 7 Customer Tenure ($MM) Hotel Charge-offs as % of Total Loans 18 NOTE: As of March 31, 2020 unless otherwise noted

AG Loan Portfolio Highlights Ag Portfolio Composition by Industry (UPB) • Portfolio is balanced across sub segments • 10 largest Ag exposures represent 16.6% of total Ag and average $31 million • Approximately 3,000 customers with an average exposure size of $640,000 • COVID-19 pandemic impacts on pricing and government support being closely monitored • Charge-offs in FY19 and into FY20 are driven by a small number of cattle and grain relationships Geography Ag Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups; industry disclosures based on NAICS codes 19 NOTE: As of March 31, 2020 unless otherwise noted

Asset Quality Summary Highlights • Asset quality continues to be a paramount focus as we work to improve the overall risk profile of the portfolio • On May 13th, our new Chief Credit Officer, Stephen Yose, joined the Company, with prior experience as CCO of First Interstate Bank • Watch loans remain at elevated levels though showed stabilization compared to the prior quarter as we work to identify early indicators on loans that warrant added attention • Substandard loans, also elevated, declined from the prior quarter by $12.4M as a small number of credits in Ag were upgraded while a couple larger commercial credits showing deterioration were downgraded • Progress continues to be made on the transition to a new rating system that will adopt the Special Mention category to help support credit management and align with common Criticized Loan measures Watch Loans ($MM) Substandard Loans ($MM) 20

Summary Asset Quality Metrics Non-Performing Assets Non-Performing Loans 400.0 2.50 400.0 2.50 2.20 350.0 1.94 2.00 350.0 2.00 300.0 1.54 1.26 1.37 1.50 300.0 1.46 1.52 1.19 1.50 250.0 1.52 1.62 1.00 250.0 1.13 1.00 200.0 97.1 1.10 0.50 200.0 150.0 67.6 69.8 0.50 59.1 150.0 46.8 66.1 0.00 28.2 100.0 68.2 37.8 36.0 0.00 143.3 100.0 57.9 29.3 50.0 100.5 107.2 128.0 (0.50) 143.3 68.5 77.9 107.2 128.0 (0.50) 50.0 100.5 77.9 0.0 (1.00) 68.5 FY16 FY17 FY18 FY19 1QFY20 2QFY20 0.0 (1.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 Ag NPAs ($MM) Non-ag NPAs ($MM) NPAs / Assets (%) Non-ag NPLs ($MM) Ag NPLs ($MM) Non-accrual Loans / Gross Loans (%) Net Charge-Offs Loan Loss Reserves 50.0 0.60 200.0 2.00 180.0 1.40 45.0 0.26 0.31 0.40 1.50 40.0 0.18 0.36 160.0 0.12 0.20 0.71 0.73 136.0 1.00 35.0 0.25 140.0 0.74 0.69 0.00 30.0 10.3 120.0 0.76 0.50 25.0 (0.20) 100.0 0.00 20.0 70.8 72.8 (0.40) 80.0 64.6 63.5 64.5 (0.50) 15.0 15.2 7.8 24.5 (0.60) 60.0 10.0 5.8 7.0 (1.00) (0.80) 40.0 5.0 9.1 1.6 7.7 7.4 4.5 7.7 20.0 (1.50) 0.0 (1.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 0.0 (2.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 Ag NCOs ($MM) Non-ag NCOs ($MM) NCOs / Avg Loans (%) Loan Loss Reserves ($MM) ALLL / Gross Loans (%) 21

Asset Quality Metrics Highlights Nonaccruals / Total Loans • Nonaccrual loans increased 36.5% for the quarter to $213M driven by a small number of relationships in healthcare and agriculture industries as they progress through the workout process • Net charge-offs for the quarter were 0.36% of average loans on an annualized basis, up from 0.25% of average total loans on an annualized basis for the prior quarter • The ratio of ALLL to total loans increased to 1.40% for the quarter from 0.76% as of the prior quarter, and total comprehensive coverage increased to 1.68% from 0.94%, reflecting increased levels of incurred losses related to the COVID-19 outbreak • The Company expects to implement CECL on October 1, 2020 Net Charge-offs / Average Total Loans 2 Comprehensive Credit-Related Coverage ($MM) GWB Legacy Loans Amortized Acquired Cost Fair Value Loans Total ALLL $ 131.8 $ — $ 4.2 $ 136.0 Remaining Loan Discount $ — $ — $ 10.5 $ 10.5 Fair Value Adjustment (Credit) $ — $ 16.7 $ — $ 16.7 Total ALLL / Discount / FV Adj. $ 131.8 $ 16.7 $ 14.7 $ 163.2 Total Loans $ 8,502.0 $ 792.1 $ 399.2 $ 9,693.3 ALLL / Total Loans 1.55% — % 1.05% 1.40 % Discount / Total Loans — % — % 2.63% 0.11 % FV Adj. / Total Loans — % 2.11% — % 0.17 % Total Coverage / Total Loans ¹ 1.55% 2.11% 3.68% 1.68% 1 Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage 2 Annualized for partial periods 22 NOTE: As of March 31, 2020 unless otherwise noted

AG Loan Asset Quality Commentary Ag Net Charge-offs / Average Total Loans 1 • Charge-offs in FY20 largely consist of problem credits from the beef and grain sectors • Watch loans are $233M spread evenly across key sectors as we increase monitoring on several credits • Substandard loans were $375M with more than half the balance related to dairy loans still being evaluated based on FY19 year end financials, along with a single swine relationship downgraded in the prior quarter Ag Watch Loans by Category 2 Ag Substandard Loans by Category 2 1 Annualized for partial year periods 23 2 Categories with less than $20m were considered immaterial and combined in Other

Investments, Liquidity, Funding and Capital

Investments and Borrowings Highlights • Investment portfolio weighted average life of 3.3 years as of March 31, 2020 and yield of 2.29% for the quarter ended March 31, 2020, a decrease of 11 basis points compared to the prior quarter • Spot yield on the portfolio at March 31, 2020 was 2.21% with yields on new purchases at levels above maturities • Borrowings portfolio had a cost of 2.37% for the quarter ended March 31, 2020, a decrease of 25 basis points compared to the prior quarter, making it a more cost effective source of funding Investment Portfolio Borrowings & Weighted Average Cost 25 NOTE: As of March 31, 2020 unless otherwise noted

Liquidity Detail Additional Sources of Bank Funding Outstanding Debt Detail Amount Available • Issued $35MM in subordinated debt in 2015 at a fixed Type Outstanding ($MM) ($MM) coupon of 4.875% Cash and Unencumbered Securities $1,529 ◦ Maturing August 2025 with a 5 year non-call (first FHLB, Notes Payable $725 $1,464 call date of August 2020, at par) FHLB Fed Funds Advance $75 FRB Discount Window $0 $1,232 ◦ Fixed-to-floating rate coupon, with a 4.875% fixed Unsecured Federal Funds $0 $125 rate for the initial 5 year period Total $800 $4,351 ◦ The fixed rate expires in August 2020, shifting to a floating rate of 3 month LIBOR +315 basis points • $73.8MM of trust preferred securities outstanding Holding Company Detail ◦ The securities are on floating rates between 3 month Amount Available LIBOR +148 basis points to 3 month LIBOR +335 Type Outstanding ($MM) ($MM) basis points Cash & Due from Banks $31 ◦ The trust preferred securities will mature between Subordinated Debt $35 January 2033 to October 2037 Trust Preferred $74 ◦ All trust preferred are currently callable, at par Total $109 $31 26

Deposits Portfolio Segmentation by Type Portfolio Over Time ($MM) At September 30 of each fiscal year unless otherwise noted. Geographic Diversification NOTE: South Dakota and Corporate deposits include deposits managed by our Corporate staff 27 NOTE: As of March 31, 2020 unless otherwise noted

Interest Rate Sensitivity Summary Change in Net Interest Income from Rate Shift ◦ Investment portfolio weighted average life of 3.3 years 15.00% • Relatively short average tenor of the loan portfolio (1.5 years at March 31, 2020) due to: 10.00% • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus 5.00% • Certain fixed-rate loans with original terms greater than 5 0.00% years are swapped to floating • Within the loan portfolio, 40.9% is variable or expected to -5.00% reprice in the next 12 months -100 bps + 100 bps + 200 bps + 300 bps + 400 bps Immediate Gradual Rate Floor Profile Rate Term NOTE: Chart shows volumes and yields at the quarter end; variable/adjustable: 40% Prime, 29% 5 yr Treasury, 31% all other 28 NOTE: As of March 31, 2020 unless otherwise noted

Capital

Great Western Bancorp, Inc.

Summary

- Total capital for the quarter was $1.35B for a ratio of 12.9%, and Tier 1 Capital was $1.19B for a ratio of 11.3%
- Tangible common equity [2] was $1.15B reflecting a 9.3% ratio against tangible assets [2]
- The above ratios reflect $40M of share buybacks executed prior to the onset of the COVID-19 pandemic and have been indefinitely suspended to moderate the impact of COVID-19 by maintaining strong capital levels and liquidity to support customers
- Dividend of $0.15 declared for the quarter ended March 31, 2020 reflects a 2.1% yield
  - The Board of Directors declared a reduced dividend from prior period due to incurred loss resulting from the COVID-19 pandemic
- Work continues on impact from CECL implementation effective October 1, 2020
- Capital strategy is primarily to maintain capital levels through the COVID-19 pandemic, while other opportunities for growth and M&A and further dividends are carefully evaluated

Capital Ratios

Great Western Bancorp, Inc.	Ratio	Well Capitalized Minimum	Difference to Well Capitalized
Tier 1 capital	11.3%	8.0%	3.3%
Total capital	12.9%	10.0%	2.9%
Tier 1 leverage	9.2%	5.0%	4.2%
Common equity tier 1	10.6%	6.5%	4.1%
Tangible common equity / tangible assets [2]	9.3%		
Risk-weighted assets ($MM)	$10,505		

Great Western Bank	Ratio	Well Capitalized Minimum	Difference to Well Capitalized
Tier 1 capital	11.3%	8.0%	3.3%
Total capital	12.5%	10.0%	2.5%
Tier 1 leverage	9.2%	5.0%	4.2%
Common equity tier 1	11.3%	6.5%	4.8%
Risk-weighted assets ($MM)	$10,504		

Total Risk-Based Capital Composition ($MM)



Tangible equity net of DTAs and AOCI, 82% $1,111.9
Eligible subordinated debt, 3%, $35.0
Eligible ALLL & reserve for unfunded commitments, 10% $131.4
Eligible trust-preferred securities, 5% $73.8

[1] Future dividends subject to Board approval
[2] TCE/TA is a non-GAAP measure; see appendix for reconciliation
NOTE: As of March 31, 2020 unless otherwise noted

29
NYSE: GWB
GreatWesternBank.com

Summary

Summary Diversified geographic markets, diversified loan book, diversified revenue streams Durable core deposit base Management team combines new leadership with deep institutional and market knowledge Expertise in agricultural lending over many years and across many cycles Highly efficient operator, with historically attractive efficiency ratios below 50% Well capitalized, with strong reserves and conservative approach to capital management Client-focused customer service approach, driving long term trusted relationships 31

Appendix Other Financial Information and Non-GAAP Measures

Revenue Revenue Highlights Net Interest Income ($MM) and NIM • Net interest income (FTE) decreased 3.0% to $103.5 million compared to prior quarter ◦ Decline in loan and securities yields outpaced by deposit and funding yields, particularly following the Federal Reserve's emergency rate cutting of 150 basis points • NIM (FTE) and adjusted NIM (FTE) 1 was down 9 and 10 basis points, respectively, compared to 1QFY20 • Adjusted noninterest income 2 decreased $2.6 million primarily related to lower deposit revenue and interchange revenue from seasonal declines combined with further declines in transaction activity from COVID-19 pandemic impacts NIM Analysis Noninterest Income ($000) 2 1 Adjusted NIM (FTE) is a non-GAAP measure; see appendix for reconciliations 2 Chart excludes changes related to loans and derivatives at fair value which netted to $(14.7)M for the quarter and gain/loss on sale of securities; dollars in thousands 33 NOTE: As of March 31, 2020 unless otherwise noted

Earnings, Expenses & Provision Highlights Net Income and Adjusted Net Income ($MM) • Adjusted net income 1 of $29.1 million, a decrease of 32.8% over 1QFY20 • ROAA of (10.86)% and 2.8% ROTCE 1 for the quarter • Efficiency ratio 1 was 63.5% for the quarter • Noninterest expenses (Non-GAAP) increased in the quarter due to salaries and employee benefits related to annual merit increases effective in January, a one-time bonus payment to retail staff of $0.5M and elevated legal and administrative costs on OREO assets • Higher provision for loan losses during the quarter due mainly to increased levels of incurred losses related to the COVID-19 outbreak Noninterest Expense ($MM) Provision for Loan Losses ($MM) 34 1 Adjusted net income, ROTCE and efficiency ratio are non-GAAP measures; see appendix for reconciliations

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Adjusted net income and adjusted earnings per common share:							
Net (loss) income - GAAP	$ (697,344)	$ 90,297	$ (740,618)	$ 43,274	$ 50,285	$ 26,783	$ 44,511
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,013	—	713,013	—	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	56,685	—	56,685	—	—	—	—
Adjusted net income	$ 72,354	$ 90,297	$ 29,080	$ 43,274	$ 50,285	$ 26,783	$ 44,511
Weighted average diluted common shares outstanding	56,141,816	57,556,984	55,906,002	56,457,967	56,804,172	57,110,103	57,074,674
Earnings per common share - diluted	$ (12.42)	$ 1.57	$ (13.25)	$ 0.77	$ 0.89	$ 0.47	$ 0.78
Adjusted earnings per common share - diluted	$ 1.29	$ 1.57	$ 0.52	$ 0.77	$ 0.89	$ 0.47	$ 0.78
Tangible net income and return on average tangible common equity:							
Net (loss) income - GAAP	$ (697,344)	$ 90,297	$ (740,618)	$ 43,274	$ 50,285	$ 26,783	$ 44,511
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,817	687	713,440	377	315	335	343
Tangible net income	$ 16,473	$ 90,984	$ (27,178)	$ 43,651	$ 50,600	$ 27,118	$ 44,854
Average common equity	$ 1,913,277	$ 1,819,996	$ 1,918,035	$ 1,908,519	$ 1,885,785	$ 1,864,132	$ 1,822,940
Less: Average goodwill and other intangible assets	744,702	746,305	741,257	748,146	745,349	745,718	746,107
Average tangible common equity	$ 1,168,575	$ 1,073,691	$ 1,176,778	$ 1,160,373	$ 1,140,436	$ 1,118,414	$ 1,076,833
Return on average common equity *	(72.9)%	10.0 %	(155.3)%	9.0 %	10.6 %	5.8 %	9.9 %
Return on average tangible common equity **	2.8 %	17.0 %	(9.3)%	15.0 %	17.6 %	9.7 %	16.9 %

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

35

NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures (cont.)

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 207,156	$ 208,369	$ 101,983	$ 105,173	$ 106,709	$ 105,629	$ 103,475
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Net interest income (FTE)	210,193	211,301	103,497	106,696	108,196	107,053	104,917
Add: Current realized derivative gain (loss)	(2,140)	426	(1,250)	(890)	(127)	321	405
Adjusted net interest income (FTE)	$ 208,053	$ 211,727	$ 102,247	$ 105,806	$ 108,069	$ 107,374	$ 105,322
Average interest-earning assets	$ 11,567,032	$ 11,216,179	$ 11,590,453	$ 11,543,610	$ 11,609,823	$ 11,617,521	$ 11,345,559
Net interest margin (FTE) *	3.63 %	3.78 %	3.59 %	3.68 %	3.70 %	3.70 %	3.75 %
Adjusted net interest margin (FTE) **	3.60 %	3.79 %	3.55 %	3.65 %	3.69 %	3.71 %	3.76 %

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

[redacted]

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:							
Interest income - GAAP	$ 229,679	$ 241,889	$ 111,970	$ 117,709	$ 124,923	$ 124,098	$ 121,528
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Interest income (FTE)	232,716	244,821	113,484	119,232	126,410	125,522	122,970
Add: Current realized derivative gain (loss)	(2,140)	426	(1,250)	(890)	(127)	321	405
Adjusted interest income (FTE)	$ 230,576	$ 245,247	$ 112,234	$ 118,342	$ 126,283	$ 125,843	$ 123,375
Average non-ASC 310-30 loans	$ 9,525,157	$ 9,525,498	$ 9,496,153	$ 9,554,161	$ 9,693,395	$ 9,699,433	$ 9,615,096
Yield (FTE) *	4.89 %	5.15 %	4.81 %	4.96 %	5.17 %	5.19 %	5.19 %
Adjusted yield (FTE) **	4.84 %	5.16 %	4.75 %	4.93 %	5.17 %	5.20 %	5.20 %

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

36

NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures (cont.)

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Efficiency ratio:							
Total revenue - GAAP	$ 222,806	$ 243,312	$ 101,900	$ 120,906	$ 121,732	$ 116,395	$ 121,698
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Total revenue (FTE)	$ 225,843	$ 246,244	$ 103,414	$ 122,429	$ 123,219	$ 117,819	$ 123,140
Noninterest expense	$ 865,383	$ 113,686	$ 808,453	$ 56,930	$ 55,212	$ 56,000	$ 56,580
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	743,206	788	742,779	427	366	385	394
Tangible noninterest expense	$ 122,177	$ 112,898	$ 65,674	$ 56,503	$ 54,846	$ 55,615	$ 56,186
Efficiency ratio *	54.1 %	45.8 %	63.5 %	46.2 %	44.5 %	47.2 %	45.6 %

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	March 31, 2020 (six months)	March 31, 2019 (six months)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,153,464	$ 1,852,394	$ 1,153,464	$ 1,920,669	$ 1,900,249	$ 1,881,128	$ 1,852,394
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible common equity	$ 1,146,761	$ 1,106,447	$ 1,146,761	$ 1,171,188	$ 1,155,052	$ 1,135,565	$ 1,106,447
Total assets	$ 12,387,808	$ 12,830,162	$ 12,387,808	$ 12,851,665	$ 12,788,301	$ 12,954,896	$ 12,830,162
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible assets	$ 12,381,105	$ 12,084,215	$ 12,381,105	$ 12,102,184	$ 12,043,104	$ 12,209,333	$ 12,084,215
Tangible common equity to tangible assets	9.3 %	9.2 %	9.3 %	9.7 %	9.6 %	9.3 %	9.2 %
Tangible book value per share:							
Total stockholders' equity	$ 1,153,464	$ 1,852,394	$ 1,153,464	$ 1,920,669	$ 1,900,249	$ 1,881,128	$ 1,852,394
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible common equity	$ 1,146,761	$ 1,106,447	$ 1,146,761	$ 1,171,188	$ 1,155,052	$ 1,135,565	$ 1,106,447
Common shares outstanding	55,013,928	56,938,435	55,013,928	56,382,915	56,283,659	56,939,032	56,938,435
Book value per share - GAAP	$ 20.97	$ 32.53	$ 20.97	$ 34.06	$ 33.76	$ 33.04	$ 32.53
Tangible book value per share	$ 20.84	$ 19.43	$ 20.84	$ 20.77	$ 20.52	$ 19.94	$ 19.43

37

NYSE: GWB

GreatWesternBank.com